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                                                                    EXHIBIT 10.3

[MOSAIX LOGO]                   1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN
================================================================================
OBJECTIVES

Objectives to be served by Mosaix's annual cash incentive compensation plan for senior managers ("the Plan") include the following:

- Motivate key managers to focus on the company's financial performance and achieving superior financial results.

- Reward key managers with significant upside bonus potential for company and business unit financial results that exceed challenging target levels.

-    Reward contributions based on the manager's own individual performance.

PLAN DESIGN

With these basic objectives in mind, the Plan incorporates the following key features:

- The Plan has three levels of participation, as defined below. The levels generally correspond with organizational levels, and higher participation levels offer greater bonus opportunity.

- For corporate plan participants, the company's annual net operating income and revenue achieved versus plan will determine a percentage of annual base salary to be paid out as a bonus. This percentage will be different across the three participation levels but will be the same for each participant in a particular level.

- Participants in Mosaix's business units may receive incentive compensation based on a combination of both corporate and business unit performance. The performance measures for the business unit portion will be the unit's revenue and contribution achieved versus plan.

- A participant's final bonus may be increased or decreased by a factor that is based on an assessment of the individual's performance, as described below,

-    The maximum bonus that may be earned is 150% of eligible base salary.

PLAN PARTICIPATION AND RESPONSIBILITY LEVELS

The Plan's participating positions are described below. An employee must hold an approved Plan position to participate in the Plan. Level I and Level II participants will include both corporate participants only and participants in the combination corporate/business unit portion of the Plan. The following positions will participate in the Plan in 1997 at the responsibility level indicated:

Level             Participating Position(s)

CEO               Chief Executive Officer

Level I           President, Executive Vice Presidents, Senior Vice Presidents

Level II Vice Presidents and Directors, excluding those on sales incentive plans

The Compensation Committee of the Board of Directors will approve the participating positions in the Plan, based on recommendations by Mosaix's Chief Executive Officer. Mosaix's CEO will have the discretion to add or remove employees from the Plan, if they move into or leave positions previously approved by the Compensation Committee.

- If an employee leaves a Plan position but stays with the company in a non-Plan position, he or she will participate in the Plan only for each full quarter worked in the Plan position.

- Likewise, if an employee moves into a Plan position from a non-Plan position during the year, he or she will participate in the Plan only for full quarters worked in the Plan position.

- Finally, an individual must work at Mosaix for at least one full financial quarter to participate in the Plan and must be employed by Mosaix at the time bonus checks are distributed in order to receive a bonus under the Plan.
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January 29, 1997                                                    Confidential
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1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN

DEFINITIONS

- "Revenue"                   For "planned," the annual revenue target as
                              determined by Mosaix's Chief Executive Officer.
                              For "actual," yearly audited net revenues (total revenues less returns and allowances). "Revenue" will apply to both consolidated total revenues for Mosaix and to business unit revenues.

- "Operating Income"          For "planned," the annual net operating income
                              target for Mosaix as determined by Mosaix's Chief
                              Executive Officer, including budgeted management bonuses under this Plan. For "actual," the annual audited net operating income for Mosaix, plus actual accrued management bonus expenses.

- "Contribution"              A business unit performance measure that is
                              defined as revenues minus cost of sales minus direct expenses.

- "Business Units"            For 1997, there will be three Mosaix business
                              units for Plan purposes:

                              -     Call Center Applications Group

                              -     ViewStar Enterprise Applications Group

                              -     Professional Services Group

- "Payout Table"              A table mapping the percentage achievement of
                              planned revenue and net operating income or contribution to a percentage of eligible base salary to be earned as a bonus. There will be one payout table for a corporate Plan participant based on corporate performance. There will be two payout tables for corporate/business unit participants: one based on corporate performance and the other based on business unit performance.

- "Bonus Percentage"          The percentage of eligible base salary to be
                              earned as a bonus, obtained from the payout table(s). There will be one bonus percentage for corporate participants and two for corporate/business unit participants.

- "Performance Factor"        A factor to be multiplied by the individual's
                              bonus percentage to determine a final bonus payout amount.

                              - The factor is discretionary and is based on a subjective evaluation of the participant's performance for the year.

                              - The factor may range from 0 to 2.0, meaning that the bonus payout may be eliminated or doubled, to a maximum bonus of 150% of base salary.

                              - The factor may be fractional and may be greater or lower than 1.0. It is expected that Performance Factors will be tightly distributed around 1.0.

                              - There will only be one performance factor per participant, to be applied against both bonus percentages for corporate/business unit participants.

- "Eligible Base Salary"      The participant's annual base salary rate at the
                              end of the year, applied over the entire year. The eligible base salary rate does not include:

                              -     Stipend, premium, or salary supplement

                              -     Mileage, per diem, or benefits payments

                              -     Incentive or bonus pay

                              -     Commissions

                              - Pay associated with carrying an electronic pager

                              -     Salary for quarters for which the
                                    participant is not eligible


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January 29, 1997                                                     Page 2 of 6
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1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN

CORPORATE PLAN PARTICIPANTS

For corporate plan participants, bonus percentages will be extracted from the payout tables below. The tables will determine bonus percentages from actual audited consolidated financial results achieved, using interpolations or extrapolations as necessary. No bonuses will be earned if net operating income or revenue achievement falls below the minimum levels shown on the tables. The minimum hurdle for payouts is achievement of 75% of planned operating income and 75% of planned revenues. The bonus percentage determined for each level will apply to each manager at that level.


CEO LEVEL                 Actual % Of Target Operating Income

                         75%      90%     100%     120%     140%
                        ----------------------------------------
 Actual         75%     25.0%    32.5%   37.5%    55.0%    70.0%
                        ----------------------------------------
  % Of          90%     32.5%    40.0%   45.0%    60.0%    75.0%
                        ----------------------------------------
 Target        100%     37.5%    45.0%   50.0%    70.0%    85.0%
                        ----------------------------------------
 Total         120%     45.0%    50.0%   55.0%    75.0%    95.0%
                        ----------------------------------------
Revenues       140%     50.0%    55.0%   60.0%    85.0%   105.0%
                        ----------------------------------------

LEVEL 1                    Actual % Of Target Operating Income

                         75%        90%      100%     120%      140%
                        ---------------------------------------------
 Actual         75%     17.50%    22.75%    26.25%   40.00%    55.00%
                        ---------------------------------------------
  % Of          90%     22.75%    28.00%    31.50%   45.00%    60.00%
                        ---------------------------------------------
 Target        100%     26.25%    31.50%    35.00%   55.00%    70.00%
                        ---------------------------------------------
 Total         120%     31.50%    35.00%    40.00%   60.00%    80.00%
                        ---------------------------------------------
Revenues       140%     35.00%    40.00%    45.00%   70.00%    95.00%
                        ---------------------------------------------

LEVEL II                 Actual % Of Target Operating Income

                          75%     90%     100%    120%   140%
                          ----------------------------------
 Actual          75%      10%     13%     15%     25%    40%
                          ----------------------------------
  % Of           90%      13%     16%     18%     30%    45%
                          ----------------------------------
 Target         100%      15%     18%     20%     40%    55%
                          ----------------------------------
 Total          120%      18%     20%     25%     45%    65%
                          ----------------------------------
Revenues        140%      20%     25%     30%     55%    80%
                          ----------------------------------

The bonus percentages will be interpolated within these tables for financial results that fall between the major increments shown. For example, for net operating and revenue achievement of 95% of target, the bonus percentages will be interpolated as shown below. Above 140% net operating income and/or revenue achievement, the bonus percentages will be extrapolated based on the linear relationships between 120% and 140% plan achievement expressed in the tables.

                     95% NOI, 95% Revenue        150% NOI, 150% Revenue
                     --------------------        ----------------------
 - CEO Level                45.0%                       120%
 - Level I                  31.5%                       115%
 - Level II                 18.0%                       100%

PERFORMANCE FACTOR

A performance factor may be used to increase or decrease the Plan participant's bonus payout based on a subjective assessment of the individual's performance and contributions over the course of the year. The performance factor will be multiplied by the participant's bonus percentage(s) to yield a final bonus payout percentage. A Level II corporate participant with a performance factor of
1.1 would receive a bonus payout of 22%, given 100% achievement of corporate revenue and net operating income targets. This 22% equals the 20% bonus percentage at target multiplied by the 1.1 performance factor.

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January 29, 1997                                                     Page 3 of 6
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1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN

The performance factor is discretionary in nature, but should be correlative to the individual's performance level for 1997 as assessed in January 1998. The factor may vary between 0 and 2.0 and may be fractional. It is anticipated that performance factors will be tightly distributed around 1.0.

Individual Performance  [arrows pointing right]  Better Performance   [arrows pointing right]
Performance Factor               0.0                   1.0                     2.0

As part of the Plan administration, a performance appraisal will be completed for each Plan participant by the end of January 1998. This annual performance evaluation is the only appraisal required for the Plan participant.

- Mosaix's Chief Executive Officer will be evaluated by the Compensation Committee of the Board of Directors by the end of February 1998.

- The Chief Executive Officer will evaluate direct-report Plan participants by January 31, 1998.

- The managers included in the Plan who are not direct reports to the Chief Executive Officer will be evaluated by the appropriate Level I executive by January 31, 1998.

A Management & Company Performance Bonus Plan Oversight Committee will review the performance of all Vice President- and director-level participants to ensure consistency and fairness in performance ratings. Committee membership will include Mosaix's Chief Executive Officer and Executive Director, Human Resources.

BONUS PAYOUTS

100% of bonuses earned will be paid as soon as is practical following publication of audited financial statements for the year and approval of recommended bonuses by the Compensation Committee of the Board of Directors. Estimated federal income taxes of at least 28% and other required payroll taxes will be withheld. Estimated bonuses payable will be accrued throughout the year in proportion to planned revenue and operating income. Adjustments in accruals will be made periodically to reflect actual performance relative to plan.

Staff members who are assigned to different responsibility levels during the year will have their bonuses calculated based on the quarters assigned to each responsibility level. Likewise, any staff member who is added to the Plan after January 1, 1997 will have his or her bonus calculated on a prorated basis, based on full quarters worked while on the Plan.

EXAMPLE PAYOUT CALCULATIONS

Examples of bonus calculations are presented below for all three participation levels, a variety of company financial performance levels, and a number of different performance factors.

                          Revenue               NOI                                                   Final
Participation           Achievement         Achievement         Bonus          Performance           Payout
     Level              Percentage          Percentage       Percentage          Factor            Percentage
     -----              ----------          ----------       ----------          ------            ----------
      CEO                   100%                100%               50%            1.3                 65.00%
      CEO                    90%                 95%             42.5%            1.1                 46.75%
      CEO                   100%                120%               70%            1.2                 84.00%

    Level I                 100%                100%               35%            1.3                 45.50%
    Level I                  90%                 95%            29.75%            1.1                 32.73%
    Level I                 100%                120%               55%            1.2                 66.00%

   Level II                 100%                100%               20%            1.3                 26.00%
   Level II                  90%                 95%               17%            1.1                 18.70%
   Level II                 100%                120%               40%            1.2                 48.00%


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1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN

CORPORATE/BUSINESS UNIT PLAN PARTICIPANTS

Corporate/business unit MCPBP participants will include those Plan participants responsible for the effective operation and profitability of their business units, as determined by Mosaix's CEO. Each participant will be notified as to whether he or she is a corporate participant or a corporate/business unit participant.

LEVEL I PARTICIPANTS

The corporate/business unit MCPBP will base approximately 70% of a Level I participant's performance bonus target on corporate performance and 30% on business unit performance.

- Therefore, the target bonus of 35% of base salary for 100% plan achievement will be composed of 25% for corporate performance and 10% for business unit performance.

- The corporate performance measures will continue to be annual net operating income and revenue achieved versus target.

- The business unit performance measures will be the unit's annual revenue and contribution achieved versus target.

-    The following payout tables will apply for Level I participants:

CORPORATE                      Actual % Of Target
                           Corporate Operating Income

                       75%     90%     100%     120%     140%
                     -----------------------------------------
  Actual       75%   12.50%  16.25%   18.75%   28.50%   39.25%
                     -----------------------------------------
   % Of        90%   16.25%  20.00%   22.50%   32.00%   42.75%
                     -----------------------------------------
  Target      100%   18.75%  22.50%   25.00%   39.25%   50.00%
                     -----------------------------------------
Corporate     120%   22.50%  25.00%   28.50%   42.75%   57.00%
                     -----------------------------------------
 Revenue      140%   25.00%  28.50%   32.00%   50.00%   68.00%
                     -----------------------------------------
                                     --------
                                      Target    =   35% of Salary
                                     --------


BUSINESS                      Actual % Of Target
UNIT                           Unit Contribution

                      75%     90%      100%     120%    140%
                    -----------------------------------------
 Actual        75%   5.00%    6.50%    7.50%   11.50%  15.75%
                    -----------------------------------------
  % Of         90%   6.50%    8.00%    9.00%   13.00%  17.25%
                    -----------------------------------------
 Target       100%   7.50%    9.00%   10.00%   15.75%  20.00%
                    -----------------------------------------
  Unit        120%   9.00%   10.00%   11.50%   17.25%  23.00%
                    -----------------------------------------
 Revenue      140%  10.00%   11.50%   13.00%   20.00%  27.00%
                    -----------------------------------------


LEVEL II PARTICIPANTS

The corporate/business unit MCPBP will base 75% of a Level II participant's performance bonus target on corporate performance and 25% of the bonus target on business unit performance.

- Therefore, the target bonus of 20% of base salary for 100% plan achievement will be composed of 15% for corporate performance and 5% for business unit performance.

- The corporate and business unit performance measures will be the same as for Level I.

-    The following payout tables will apply for Level II participants:

CORPORATE                      Actual % Of Target
                           Corporate Operating Income

                       75%      90%     100%     120%     140%
                     -----------------------------------------
  Actual       75%    7.50%   9.75%   11.25%   18.75%   30.00%
                     -----------------------------------------
   % Of        90%    9.75%  12.00%   13.50%   22.50%   33.75%
                     -----------------------------------------
  Target      100%   11.25%  13.50%   15.00%   30.00%   41.25%
                     -----------------------------------------
Corporate     120%   13.50%  15.00%   18.75%   33.75%   48.75%
                     -----------------------------------------
 Revenue      140%   15.00%  18.75%   22.50%   41.25%   60.00%
                     -----------------------------------------

                                     --------
                                      Target    =   20% of Salary
                                     --------

BUSINESS                      Actual % Of Target
UNIT                           Unit Contribution

                     75%      90%      100%     120%    140%
                     ----------------------------------------
 Actual        75%   2.50%    3.25%    3.75%    6.25%  10.00%
                     ----------------------------------------
  % Of         90%   3.25%    4.00%    4.50%    7.50%  11.25%
                     ----------------------------------------
 Target       100%   3.75%    4.50%    5.00%   10.00%  13.75%
                     ----------------------------------------
  Unit        120%   4.50%    5.00%    6.25%   11.25%  16.25%
                     ----------------------------------------
 Revenue      140%   5.00%    6.25%    7.50%   13.75%  20.00%
                     ----------------------------------------

No bonuses based on business unit performance may be earned for either level of participation unless corporate performance exceeds both 75% of target revenue and net operating income. If this condition is met, the bonuses determined by the two payout tables will be additive. For example, if corporate performance yields an 11.25% bonus percentage and business unit performance yields a 3.75% percentage, the total bonus will be 15.00%. This

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1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN


percentage will continue to be increased or decreased on an individual basis by a performance factor as described above.





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January 29, 1997                                                     Page 6 of 6
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1997 MANAGEMENT & COMPANY PERFORMANCE BONUS PLAN

For results between the increments shown, bonus percentages will be interpolated as described above. For results above 140% of plan, bonus percentages will be extrapolated in the same manner as described above. The maximum total bonus that may be earned by a corporate/business unit participant is 150% of eligible base salary.

DESIGNATION OF BENEFICIARY

Any payment actually payable under this Plan but which is unpaid at the time of a participant's death shall be paid to the beneficiary designated by the participant on Mosaix's group life insurance/ accidental death & dismemberment Beneficiary Designation form. This form is filed in the participant's personnel file.

The designated beneficiary may be changed from time to time by filing a new Beneficiary Designation form. The designation last filed shall control the person to whom Plan payments will be made.

In the event that no beneficiary is designated or the designated beneficiary shall predecease the participant, any unpaid amount shall be paid to the participant's executor or administrator. Payments to the beneficiary, executor, or administrator of a deceased participant shall be made in a lump sum as soon as is administratively feasible.

GENERAL PROVISIONS

- The Plan is effective as of January 1, 1997 and is effective for 1997 only. The Plan can be amended or terminated at any time by action of the Compensation Committee of the Board of Directors.

- Should operating income or revenues fall below 75% of target for the year, the Board of Directors, in its discretion, may make special bonus payments to Plan participants.

- Managers included in the Plan must be active employees of Mosaix, Inc. on the date that bonuses are paid to receive a bonus.

- The Plan is not a contract between the Company and any employee. Nothing contained in the Plan gives any employee the right to be retained in the employ of the Company, or interferes with the right of the Company to terminate the employment of any employee at any time without regard to the effect that such termination may have on any opportunities under the Plan.

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January 29, 1997                                                     Page 7 of 6